FOR IMMEDIATE RELEASE
Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

Media
Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Reports Second Quarter 2023 Results

•Added 20,400 customers in Q2, entering Q3 with backlog of 20,000 retrofit customers and 39,000 New Homes customers
•Increased GAAP Revenue 11% year-over-year
•Reported Q2 GAAP Net Loss of ($30) million, Adjusted EBITDA of ($3) million
•Previously announced updated Guidance to reflect current market conditions
•SunPower Financial™ to become ADT Solar’s exclusive lease and PPA provider

RICHMOND, Calif., August 1, 2023 - SunPower Corp. (NASDAQ: SPWR), a leading residential solar technology and energy services provider, today announced financial results for the second quarter, ending July 2, 2023.

“In the second quarter, we saw a softer market for residential solar taking shape as higher interest rates create near-term stress on the value proposition in regions with comparatively lower utility rates such as the Southeast and Southwest. Nevertheless, SunPower continues to outperform competitors in customer experience as well as customer acquisition. We expect the value of solar will continue to increase as equipment prices decline, tax credit programs are implemented, and retail utility rates continue to rise,” said Peter Faricy, SunPower CEO.

“We enter the third quarter focused on prioritizing efficiency and operational excellence to drive profitability. Energy costs are rising significantly faster than inflation for most households. With energy affordability, grid reliability, and climate change increasingly on the minds of consumers, SunPower remains well-positioned to deliver solutions for clean energy independence through solar, storage and home electrification.”

SECOND QUARTER BUSINESS HIGHLIGHTS

World-class customer experience
•Highest-rated solar company: In the second quarter, SunPower again held its position as the top rated solar company in the U.S.1

•Setting the bar for installation experience: The company also increased its Net Promoter Score (NPS) for customers one year post-install to 51, one of the industry’s highest scores. In their reviews, customers cited the company’s product quality and installation experience.

Best, most affordable products
•SunVault® storage is now more powerful, more modular: In the second quarter, SunPower made its most powerful SunVault energy storage solution generally available. With a 19.5 kWh version and configuration up to 39 kWh, SunVault now offers a nearly 50% increase in energy storage capacity. For homeowners, this means they can purchase a battery solution that can provide even more savings and backup power.

1 Based on average of BBB, Yelp, ConsumerAffairs, BestCompany, Google, SolarReviews and EnergySage reviews scores as of 7/1/23
1 of 18

Growth
•Increasing solar plus storage adoption: In the second quarter, SunPower grew its SunVault energy storage attach rate 55% year-over-year (YoY) in the retrofit category. The company more than doubled its SunVault attach rate in California YoY, as solar-powered batteries maximize savings following the NEM 3.0 implementation. In July, SunVault attach rates in California have been consistently above 60% in the SunPower Direct channel.

•New Homes growth accelerating ahead of expectations: SunPower’s New Homes business secured a record $108 million in bookings in the second quarter, 11% growth YoY. Record sales were driven in part by the growth of solar standard communities outside California and an improved market for builders. In July, SunPower also completed its 100,000th New Homes solar installation, more than any other solar company.

Digital innovation
•Helping customers save more with storage: SunPower released an advanced cost-savings mode for SunVault users. It provides seamless integration with the homeowner’s local utility and enables the battery to discharge at peak times. This mode limits use of grid electricity during the costliest hours and enables storage customers to increase their savings under complex billing rates such as California NEM 3.0.

•Making it easier to sell and buy solar under NEM 3.0: This quarter, SunPower upgraded functionality in its sales and proposal tools to better capture the utility bill savings that can be created with SunVault. By pairing new NEM 3.0 rates with a battery’s ability to maximize savings, customers can now easily view expected bill savings and payback period.

•Simplifying VPP enrollment: SunPower released new functionality that allows customers to enroll in available SunPower Virtual Power Plants (VPPs) directly through their mySunPower® app, making participation easy.

World-class financial solutions
•Growing financial services business: In July, SunPower announced that ADT Solar, a division of ADT Inc. (NYSE: ADT), has entered into an agreement in principle with SunPower Financial™ to become the lease and PPA provider for ADT Solar customers. Through this arrangement, ADT Solar expects to begin offering customers a lease option for the first time this year.

•Lease expansion: SunPower launched lease products in three new states: Texas, Pennsylvania, and New Mexico. All have a significant population of single-family homes eligible for the Energy Communities bonus credit, as defined by the Department of Treasury under the Inflation Reduction Act. In the second quarter, the company’s lease business grew 95% YoY.

2 of 18

Financial Highlights

($ Millions, except percentages, residential customers, and per-share data)	2nd Quarter 2023	2nd Quarter 2022
GAAP revenue from continuing operations	$463.9	$417.8
GAAP gross margin from continuing operations	13.8%	19.5%
GAAP net (loss) income from continuing operations	$(30.3)	$(42.5)
GAAP net (loss) income from continuing operations per diluted share	$(0.17)	$(0.24)
Non-GAAP revenue from continuing operations[1,4]	$461.3	$425.0
Non-GAAP gross margin from continuing operations[1,3,4]	13.7%	21.2%
Non-GAAP net (loss) income from continuing operations[1,3,4]	$(23.5)	$1.7
Non-GAAP net (loss) income from continuing operations per diluted share[1,3,4]	$(0.13)	$0.01
Adjusted EBITDA[1,3,4]	$(2.8)	$11.8
Residential customers	551,700	463,600
Cash[2]	$114.1	$206.4

The sale of our C&I Solutions business met the criteria for classification as “discontinued operations” in accordance with U.S. GAAP beginning the first quarter of fiscal 2022. For all periods presented, the financial results of C&I Solutions are excluded in the table above.

1 Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.

2 Includes cash and cash equivalents, excluding restricted cash.

3 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

4 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2023 Financial Outlook
On July 26, 2023, SunPower updated its FY 2023 guidance in a preliminary earnings announcement to $1,450-$1,650 Adjusted EBITDA per customer before platform investment and 70,000–90,000 incremental customers, resulting in $55–$75 million Adjusted EBITDA for the year.

Earnings Conference Call Information
SunPower will discuss its second quarter 2023 financial results on Tuesday, August 1 at 8:00 a.m. Eastern Time. Analysts intending to participate in the Q&A session must register for a personal link and dial-in at https://register.vevent.com/register/BI48b45e1a95444ba288520060aea99e7c. The live audio webcast and supplemental financial information will be available on SunPower's investor website at http://investors.sunpower.com/events.cfm.

About SunPower
SunPower (NASDAQ: SPWR) is a leading residential solar technology and energy services provider in North America. SunPower offers solar + storage solutions designed and warranted by one company that give customers control over electricity consumption and resiliency during power outages while providing cost savings. For more information, visit www.sunpower.com.

3 of 18

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding demand and our future performance based on backlog, bookings, projected consumer demand, and pipelines in our sales channels and for our products, and our ability to meet consumer demand; (b) our plans and expectations with respect to our strategic partnerships and initiatives, and the anticipated business and financial impacts thereof; (c) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof, including improved customer experience, lease and loan funding capacity, increased installation capacity, and development of new products and services; (d) our expectations regarding projected demand and growth in 2023 and beyond, our positioning for future success, and our ability to capture demand and deliver long-term value to our shareholders; (e) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; (f) the availability and sufficiency of the supply of products and raw materials to meet consumer demand; and (g) our guidance for fiscal year 2023, including Net Loss, Adjusted EBITDA per customer, incremental customers, and Adjusted EBITDA, as well as platform investments and related assumptions.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, and other factors; (3) competition in the solar and general energy industry, supply chain constraints, interest rates, inflation, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs and duties; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships; and (10) the timing and execution of restructuring plans. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2023 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, SUNPOWER FINANCIAL, MYSUNPOWER and SUNVAULT are trademarks or registered trademarks of SunPower Corporation in the U.S.

###

4 of 18

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 2, 2023	January 1, 2023
Assets
Current assets:
Cash and cash equivalents	$114,104	$377,026
Restricted cash and cash equivalents, current portion	1,233	9,855
Short-term investments	—	132,480
Accounts receivable, net	214,378	174,577
Contract assets	49,357	50,692
Loan receivables held for sale, net	12,917	—
Inventories	424,040	316,815
Advances to suppliers, current portion	1,895	9,309
Prepaid expenses and other current assets	228,283	197,760
Total current assets	1,046,207	1,268,514

Restricted cash and cash equivalents, net of current portion	15,937	15,151
Property, plant and equipment, net	95,715	74,522
Operating lease right-of-use assets	35,219	36,926
Solar power systems leased, net	39,767	41,779
Goodwill	126,338	126,338
Other intangible assets, net	20,682	24,192
Other long-term assets	193,912	192,585
Total assets	$1,573,777	$1,780,007

Liabilities and Equity
Current liabilities:
Accounts payable	$229,008	$242,229
Accrued liabilities	131,694	145,229
Operating lease liabilities, current portion	11,501	11,356
Contract liabilities, current portion	223,302	144,209
Short-term debt	42,285	82,404
Convertible debt, current portion	—	424,919
Total current liabilities	637,790	1,050,346

Long-term debt	305,709	308
Operating lease liabilities, net of current portion	26,873	29,347
Contract liabilities, net of current portion	11,024	11,555
Other long-term liabilities	114,705	112,797
Total liabilities	1,096,101	1,204,353

Equity:
Common stock	175	174
Additional paid-in capital	2,847,884	2,855,930
Accumulated deficit	(2,149,927)	(2,066,175)

5 of 18

Accumulated other comprehensive income	11,586	11,568
Treasury stock, at cost	(232,940)	(226,646)
Total stockholders' equity	476,778	574,851
Noncontrolling interests in subsidiaries	898	803
Total equity	477,676	575,654
Total liabilities and equity	$1,573,777	$1,780,007

6 of 18

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 2, 2023	July 3, 2022	July 2, 2023[1]	July 3, 2022
Total revenues	$463,851	$417,772	$904,729	$768,049
Total cost of revenues	399,724	336,273	769,667	614,241
Gross profit	64,127	81,499	135,062	153,808
Operating expenses:
Research and development	6,508	7,405	13,755	12,415
Sales, general, and administrative	82,709	93,043	173,054	170,039
Restructuring charges (credits)	—	(494)	—	133
Expense (income) from transition services agreement, net	84	(494)	(140)	(228)
Total operating expenses	89,301	99,460	186,669	182,359
Operating (loss) income	(25,174)	(17,961)	(51,607)	(28,551)
Other (expense) income, net:
Interest income	329	92	1,160	134
Interest expense	(5,786)	(5,964)	(11,464)	(11,008)
Other, net	289	(14,652)	(10,694)	(13,208)
Other (expense) income, net	(5,168)	(20,524)	(20,998)	(24,082)
(Loss) income from continuing operations before income taxes and equity in earnings (losses) of unconsolidated investees	(30,342)	(38,485)	(72,605)	(52,633)
(Provision for) benefits from income taxes	(227)	(3,226)	(1,454)	8,417
Equity in earnings (losses) of unconsolidated investees	311	—	558	—
Net (loss) income from continuing operations	(30,258)	(41,711)	(73,501)	(44,216)
(Loss) income from discontinued operations before income taxes and equity in earnings (losses) of unconsolidated investees	(2,796)	(20,857)	(10,156)	(47,155)
Benefits from (provision for) income taxes from discontinued operations	—	241	—	584
Net (loss) income from discontinued operations	(2,796)	(20,616)	(10,156)	(46,571)
Net (loss) income	(33,054)	(62,327)	(83,657)	(90,787)
Net (income) loss from continuing operations attributable to noncontrolling interests	(14)	(785)	(95)	(446)
Net loss (income) from discontinued operations attributable to noncontrolling interests	—	—	—	250
Net (income) loss attributable to noncontrolling interests	(14)	(785)	(95)	(196)
Net (loss) income from continuing operations attributable to stockholders	(30,272)	(42,496)	(73,596)	(44,662)
Net (loss) income from discontinued operations attributable to stockholders	(2,796)	(20,616)	(10,156)	(46,321)
Net (loss) income attributable to stockholders	$(33,068)	$(63,112)	$(83,752)	$(90,983)

Net (loss) income per share attributable to stockholders - basic and diluted:
Continuing operations	$(0.17)	$(0.24)	$(0.42)	$(0.26)
Discontinued operations	$(0.02)	$(0.12)	$(0.06)	$(0.27)

7 of 18

Net (loss) income per share – basic and diluted	$(0.19)	$(0.36)	$(0.48)	$(0.53)

Weighted-average shares:
Basic	175,042	173,951	174,785	173,664
Diluted	175,042	173,951	174,785	173,664

1 For the three months ended April 2, 2023, warranty claims of $6.8 million, and legal expenses of $0.5 million, previously included in the financial statement line items "total cost of revenues" and "sales, general, and administrative expense", respectively, should be included in the line item "net (loss) income from discontinued operations." Accordingly, the prior presentation for the three months ended April 2, 2023 has been corrected in the six months ended July 2, 2023. The correction has no effect on "net (loss) income attributable to stockholders" or the condensed consolidated statements of cash flows.

8 of 18

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Cash flows from operating activities:
Net (loss) income	$(33,054)	$(62,327)	$(83,657)	$(90,787)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	15,235	10,985	25,224	15,155
Amortization of cloud computing arrangements	1,005	1,398	2,678	1,893
Stock-based compensation	8,659	7,072	15,536	12,499
Non-cash interest expense	546	833	1,163	1,559
Equity in (earnings) losses of unconsolidated investees	(311)	—	(558)	—
Loss (gain) on equity investments	—	15,255	10,805	13,940
Unrealized (gain) loss on derivatives	(3,628)	—	(294)	—
Dividend from equity method investee	225	—	596	—
Deferred income taxes	283	2,554	(532)	(11,196)
Loss (gain) on loan receivables held for sale	2,163	—	2,163	—
Other, net	484	104	575	949
Changes in operating assets and liabilities:
Accounts receivable	(20,635)	(25,585)	(40,380)	(37,939)
Contract assets	9,253	13,852	1,335	7,333
Inventories	(42,193)	18,022	(107,225)	(17,059)
Project assets	—	(2,597)	—	295
Loan receivables held for sale	(15,081)	—	(15,081)	—
Prepaid expenses and other assets	(12,642)	(83,296)	(24,841)	(169,798)
Operating lease right-of-use assets	2,806	3,017	5,516	5,432
Advances to suppliers	10,612	150	7,414	(2,072)
Accounts payable and other accrued liabilities	1,344	5,074	(25,213)	46,518
Contract liabilities	61,732	44,207	78,562	66,273
Operating lease liabilities	(4,071)	(4,545)	(6,134)	(7,572)
Net cash (used in) provided by operating activities	(17,268)	(55,827)	(152,348)	(164,577)
Cash flows from investing activities:
Purchases of property, plant and equipment	(14,340)	(12,947)	(26,283)	(21,583)
Investments in software development costs	(1,429)	(1,204)	(2,320)	(2,725)
Cash paid for working capital settlement related to C&I Solutions sale	(30,892)	—	(30,892)	—
Cash received from C&I Solutions sale, net of de-consolidated cash	—	146,303	—	146,303
Cash paid for equity investments under the Dealer Accelerator Program and other	(7,500)	(9,420)	(7,500)	(16,420)
Proceeds from sale of equity investment	—	—	121,675	149,830
Cash paid for investments in unconsolidated investees	(6,223)	(3,164)	(7,677)	(3,318)
Dividend from equity method investee, in excess of cumulative earnings	—	—	149	—

9 of 18

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net cash (used in) provided by investing activities	(60,384)	119,568	47,152	252,087
Cash flows from financing activities:
Proceeds from bank loans and other debt	193,337	78,818	439,101	100,276
Repayment of bank loans and other debt	(123,427)	(74,100)	(171,573)	(98,044)
Repayment of convertible debt	—	—	(424,991)	—
Payments for financing leases	(1,031)	(118)	(1,806)	(118)
Purchases of stock for tax withholding obligations on vested restricted stock	(1,223)	(2,256)	(6,293)	(9,588)
Net cash provided by (used in) financing activities	67,656	2,344	(165,562)	(7,474)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(9,996)	66,085	(270,758)	80,036
Cash, cash equivalents and restricted cash, beginning of period	141,270	162,564	402,032	148,613
Cash, cash equivalents, and restricted cash, end of period	$131,274	$228,649	$131,274	$228,649

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets, including discontinued operations:
Cash and cash equivalents	$114,104	$206,355	$114,104	$206,355
Restricted cash and cash equivalents, current portion	1,233	1,024	1,233	1,024
Restricted cash and cash equivalents, net of current portion	15,937	21,270	15,937	21,270
Total cash, cash equivalents, and restricted cash	$131,274	$228,649	$131,274	$228,649

Supplemental disclosure of non-cash activities:
Property, plant and equipment acquisitions funded by liabilities (including financing leases)	$5,212	$3,713	$8,717	$4,635
Right-of-use assets obtained in exchange of lease obligations	1,723	649	3,809	1,526
Net working capital settlement related to C&I Solutions sale	—	6,265	—	6,265
Supplemental cash flow disclosures:
Cash paid for interest	6,035	1,312	18,004	11,186
Cash paid for income taxes	1,052	2,250	1,236	2,500

10 of 18

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net (loss) income; net (loss) income per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)
The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE, a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Legacy power plant and development projects: We exclude from our Non-GAAP results adjustments to variable consideration resulting from the true-up of estimated milestone payments for two legacy power plant projects sold in fiscal 2018 and 2019. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of our residential lease business and retained a 51% membership interest. We recorded impairment charges based on the expected fair value for a portion of residential lease assets portfolio that was retained. Depreciation savings from the unsold residential lease assets resulting from their exclusion from non-GAAP results historically, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

11 of 18

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Amortization of intangible assets and software: We incur amortization of intangible assets as a result of acquisitions, primarily from the Blue Raven acquisition, which includes brand, non-compete arrangements, and purchased technology. In addition, we also incur amortization of our capitalized internal-use software costs once the software has been placed into service, until the end of the useful life of the software. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Acquisition-related costs: We incurred certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid in the coming year, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. For fiscal 2022, other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. In addition, we incurred certain non-recurring costs upon amendment, settlement or termination of historical agreements with Maxeon to fully enable separate independent operations of the two companies that is focused on our respective core business. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Equity (income) loss from unconsolidated investees: We account for our minority investments in dealers included in the Dealer Accelerator Program using the equity method of accounting and recognize our proportionate share of the reported earnings or losses of the investees through net income. We do not control or manage the investees’ business operations and operating and financial policies. Therefore, we

12 of 18

believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Mark-to-market loss (gain) on interest rate swaps: We recognize changes in fair value of our interest rate swaps as mark-to-market gains or losses, excluding final settlements, and record within "interest expense" and "total revenues" within our condensed consolidated statements of operations dependent on the risk that is being economically hedged and mitigated by the interest rate swap. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying interest rate swap, thus, we believe that excluding these adjustments from our non-GAAP results is appropriate and allows investors to better understand and analyze our ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

13 of 18

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
GAAP revenue	$463,851	$417,772	$904,729	$768,049
Other adjustments:
Legacy power plant and development projects[1]	—	7,239	—	7,239
Mark-to-market (gain) loss on interest rate swaps	(2,505)	—	(80)	—
Non-GAAP revenue	$461,346	$425,011	$904,649	$775,288

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

Adjustments to Gross Profit Margin:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
GAAP gross profit from continuing operations	$64,127	$81,499	$135,062	$153,808
Other adjustments:
Legacy power plant and development projects[1]	—	7,239	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(267)	(278)	(534)	(557)
Stock-based compensation expense	1,904	1,398	3,142	2,297
Business reorganization costs	—	11	—	11
Transaction-related costs	—	56	—	56
Mark-to-market (gain) loss on interest rate swaps	(2,505)	—	(80)	—
Litigation	62	—	62	—
Non-GAAP gross profit[2]	$63,321	$89,925	$137,652	$162,854

GAAP gross margin (%)	13.8%	19.5%	14.9%	20.0%
Non-GAAP gross margin (%)	13.7%	21.2%	15.2%	21.0%

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

14 of 18

Adjustments to Net (Loss) Income:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
GAAP net (loss) income from continuing operations attributable to stockholders	$(30,272)	$(42,496)	$(73,596)	$(44,662)
Adjustments based on IFRS:
Mark-to-market loss (gain) on equity investments	—	15,255	10,805	13,940
Other adjustments:
Legacy power plant and development projects[1]	—	7,239	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(267)	(278)	(534)	(557)
Litigation	(413)	3,166	157	3,343
Stock-based compensation expense	8,659	7,054	15,503	12,383
Amortization of intangible assets and software	2,796	2,786	5,582	4,764
Transaction-related costs	122	259	766	1,223
Business reorganization costs	—	4,521	—	4,521
Restructuring charges (credits)	—	(639)	—	(453)
Acquisition-related costs	(200)	2,310	(197)	8,118
Equity (income) loss from unconsolidated investees	(311)	—	(558)	—
Mark-to-market (gain) loss on interest rate swaps	(3,628)	—	(294)	—
Tax effect	29	2,531	851	(9,655)
Non-GAAP net (loss) income from continuing operations attributable to stockholders[2]	$(23,485)	$1,708	$(41,515)	$204

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.
15 of 18

Adjustments to Net (Loss) Income per diluted share:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net (loss) income per diluted share
Numerator:
GAAP net (loss) income from continuing operations attributable to stockholders[1]	$(30,272)	$(42,496)	$(73,596)	$(44,662)
GAAP net (loss) income from continuing operations attributable to stockholders[1]	$(30,272)	$(42,496)	$(73,596)	$(44,662)

Non-GAAP net (loss) income from continuing operations attributable to stockholders[1,2,3]	$(23,485)	$1,708	$(41,515)	$204

Denominator:
GAAP weighted-average shares	175,042	173,951	174,785	173,664
GAAP dilutive weighted-average common shares:	175,042	173,951	174,785	173,664

Non-GAAP weighted-average shares	175,042	173,951	174,785	173,664
Effect of dilutive securities:
Restricted stock units	—	770	—	790
Non-GAAP dilutive weighted-average common shares[1]	175,042	174,721	174,785	174,454

GAAP dilutive net (loss) income per share - continuing operations	$(0.17)	$(0.24)	$(0.42)	$(0.26)
Non-GAAP dilutive net (loss) income per share - continuing operations[2,3]	$(0.13)	$0.01	$(0.24)	$—

1 In accordance with the if-converted method, net (loss) income available to common stockholders excludes interest expense related to the 4.00% debentures if the debentures are considered converted in the calculation of net (loss) income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

3 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

16 of 18

Adjusted EBITDA:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
GAAP net (loss) income from continuing operations attributable to stockholders	$(30,272)	$(42,496)	$(73,596)	$(44,662)
Adjustments based on IFRS:
Mark-to-market loss (gain) on equity investments	—	15,255	10,805	13,940
Other adjustments:
Legacy power plant and development projects[1]	—	7,239	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(267)	(278)	(534)	(557)
Litigation	(413)	3,166	157	3,343
Stock-based compensation expense	8,659	7,054	15,503	12,383
Amortization of intangible assets and software	2,796	2,786	5,582	4,764
Transaction-related costs	122	259	766	1,223
Business reorganization costs	—	4,521	—	4,521
Restructuring charges (credits)	—	(639)	—	(453)
Acquisition-related costs	(200)	2,310	(197)	8,118
Equity (income) loss from unconsolidated investees	(311)	—	(558)	—
Mark-to-market (gain) loss on interest rate swaps	(3,628)	—	(294)	—
Cash interest expense, net of interest income	6,581	5,835	10,518	10,716
Provision for (benefit from) income taxes	227	3,226	1,455	(8,450)
Depreciation	13,913	3,571	22,590	6,444
Adjusted EBITDA[2]	$(2,793)	$11,809	$(7,803)	$18,569

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.
17 of 18

FY 2023 GUIDANCE

FY 2023
Net Loss (GAAP)	($90) million - ($70) million
Residential Customers	70,000 - 90,000
Residential Adjusted EBITDA/Customer[1]	$1,450 - $1,650
Adjusted EBITDA[2]	$55 million - $75 million

1.Excluding Platform Investment, which is primarily Product, Digital, and Corporate Operating Expense.
2.Adjusted EBITDA guidance for FY 2023 includes net adjustments that decrease GAAP net loss by approximately $145 million primarily relating to the following adjustments: stock-based compensation expense of $34 million, restructuring charges of $5 million, mark-to-market (gain) loss on equity investments, net of $11 million, amortization of intangible assets and software of $11 million, interest expense of $25 million, depreciation of $49 million, income taxes of $3 million, and other non-recurring adjustments of $7 million.

18 of 18